SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 16, 2012

DIGERATI TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-15687	74-2849995
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

3463 Magic Drive, Suite 202 San Antonio, Texas 78229

(Address of principal executive offices, including ZIP Code)

(210) 614-7240

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01- Entry Into Material Agreement

Digerati Technologies, Inc., a Nevada corporation, (“Digerati”) has entered into an Agreement and Plan of Reorganization (the “Agreement”) by and among Waste Deep, Inc., a Nevada corporation (“Waste Deep”), and the holders of securities of Waste Deep (“Securityholders”). The reorganization is expected to be completed on or about November 26, 2012. As a result, Digerati will own 100% of the voting stock of Waste Deep which will change its name to a name selected by the management of Waste Deep. The Reorganization has been approved by the shareholders of Waste Deep.

Under the Agreement and Plan of Reincorporation, Mr. John Howell will be appointed director followed by the resignation of John R. Fleming and Murray R. Nye from all offices and positions with Digerati. Mr. John Howell will not begin his term as officer and additional director until after the expiration of the ten (10) day period beginning on the later of the date of the filing of this Information Statement with the SEC pursuant to Rule 14f-1 or the date of mailing of this Information Statement to Digerati’s shareholders. Mr. Arthur L. Smith will continue to serve.

Under the Agreement, Digerati will enter into a new line of business. Therefore, the present operations of Digerati will be transferred into Shift8 Technologies, Inc., a newly organized Nevada corporation and wholly-owned subsidiary of Digerati. The present officers, directors and management of Digerati will continue as the officers, directors, and management of Shift8 Technologies, Inc.

Additionally, under the Agreement, as soon as Digerati is eligible, the new management will apply to NYSE Amex or another national stock exchange to list its common stock for trading. Therefore, the Articles of Incorporation of Digerati will be amended to accommodate the rules of the exchange.

Waste Deep, Inc. is an acquisition company of oil field services companies in the United States, with an initial focus in the Bakken Formation (the “Bakken”). Initial acquisitions are Dishon Disposal, Inc. and Hurley Enterprises, Inc., demonstrating the increase of shareholder value through the acquisition of significant earnings. The Bakken is one of the most important oil fields in the world today. Initial acquisition targets are located in the heart of the Bakken and are well positioned for strong growth, now and decades into the future.

1.   Dishon Disposal Inc. (“Dishon”) is a waste disposal facility with a 25 year track record, focusing on solid and liquid wastes from oil field and drilling processes. The solid waste is land filled into specially prepared synthetic lined pits and the liquid waste is treated with industry leading water treatment technology, which can be applied across multiple industries outside of the oil field. The company is well respected in the community.

2.   Hurley Enterprises, Inc. (“Hurley”) is also an oil field support services company that functions as a drilling site service company, with 98 service and rental lines of revenue. Hurley provides everything from skid houses, telecommunications services, booster booths, Porta-Potties, generators, potable water, and mess halls in service to many of the major drilling contractors and oil majors in the Bakken. Hurley has several sole source contracts with strategic contractors in the Bakken that will provide large growth opportunity within the next three (3) years and positions Hurley to take advantage of what the major oil producers in the area believe to be Bakken activity at the same or larger activity level for at least 30 years.

ITEM 9.01 – Financial Statements and Exhibits

Exhibit

EXHIBIT	DESCRIPTION

Exhibit 99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digerati Technologies, Inc.

Date: November 16, 2012	By:	/s/Antonio Estrada Jr
	Name:	Antonio Estrada, Jr.
Sr. VP of Finance &
Corporate Controller

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